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                                                                    EXHIBIT 23.2

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the registration of shares of common stock under the 2002 Incentive Plan of IndyMac Bancorp, Inc. and to the incorporation by reference therein of our report dated January 22, 2002, with respect to the consolidated financial statements of IndyMac Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
July 26, 2002